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                            COMPUTER TASK GROUP, INC.






                                    EXHIBIT A



SUBSIDIARY ACQUIRING SECURITIES                             CLASSIFICATION
-------------------------------                             --------------
Fleet National Bank                                         Bank
Fleet Investment Advisors, Inc.                             Bank